EXHIBIT 10.1

                            AMENDMENT NO. [1] TO THE
                       TRANSITIONAL COMPENSATION AGREEMENT
                                 Revised 6-18-01

     This Amendment No. [1], dated March 30, 2001, constitutes an amendment to the Transitional Compensation Agreement, dated March 15, 2000 between AMCORE Financial, Inc., a Nevada corporation (the "Company") and David W. Miles (the "Executive"). All defined terms not otherwise defined herein are as provided in the Agreement.

1.   This Amendment No. [1] amends Section 5(a)(i)(B) by replacing subsection
     (1) thereof to read as follows:

     "(1) the sum of the (i) Executive's then current monthly base salary and
     (ii) the Executive's Recent Average Bonus divided by 12 and"

2. This Amendment No. [1] restates Section 5(a)(iv) in its entirety to read as follows:

     "From the Date of Termination and for thirty-six (36) months following such date (such period, the "Other Benefits Continuation Period"), the Company shall continue to provide the Executive and his family with the benefits and perquisites (such benefits and perquisites being hereinafter referred to as the "Other Benefits) (or, in the event that the provision of such benefits and perquisites is not possible, the cash value of such benefits and perquisites), at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the terms generally applicable with respect to the provision of such benefits and perquisites during the ninety (90) day period immediately preceding the Effective Date, or, if more favorable to the Executive, in effect generally from time to time thereafter during such Other Benefits Continuation Period with respect to other peer executives of the Company and its affiliated companies and their families. The Other Benefits shall include (but shall not be limited to) the following: employer contributions to the AMCORE Financial Security Plan, AMCORE Top Hat Plan, AMCORE Cash Profit Plan or any other retirement plan, club membership fees, financial planning allowance and car allowance. Such benefits shall be paid or made available


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     to the Executive in the manner and at such time or times as they would otherwise have been paid or made available absent the occurrence of an event which triggers the application of this Section 5(a)(iv)."


     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf as of the date first written above.

                                        AMCORE FINANCIAL, INC.


                                        BY:
                                           -----------------------------
                                        TITLE:
                                              --------------------------



-----------------------
David W. Miles
("Executive")

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                                    AMENDMENT

     THIS AMENDMENT to the Transitional Compensation Agreement (the "Agreement") dated March 15, 2000 by and between AMCORE Financial, Inc., a Nevada corporation (the "Company") and DAVID W. MILES (the "Executive") is made this 18th day of June, 2001. (A copy of the Agreement is attached hereto as Schedule 1 and made a part hereof.)

     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, Company and Executive agree to amend the Agreement as follows:

1. Exhibit A to the Agreement shall be amended as set forth on Amended Exhibit A attached hereto and made a part hereof.

2.   Paragraph 5 (a) (i) B (ii) shall be amended as follows:

     After the Date of Termination, for thirty-six (36) months, or for such Longer period as any other plan, program, practice or policy may provide, the Executive's employment shall continue under all applicable stock option plans, restricted stock plans, and other equity incentive plans or programs of the Company and its affiliates solely for purposes of determining (A) the date(s) on which any option(s) or similar right(s) shall become exercisable or shall expire and (B) the date(s) on which any stock restriction(s) shall lapse; provided that if such continuation is not possible under the provisions of such plans or programs or under applicable law, the Company shall arrange to provide benefits to the Executive substantially equivalent in value to those required to be provided under this subparagraph (ii).


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3.   Paragraph 5 (a) (i) B (iii) shall be amended as follows:

     After the Date of Termination, for thirty-six (36) months, or for such Longer period as any other plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them, if the Executive's employment had not been terminated, in accordance with (A) the welfare benefit plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the ninety (90)-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those in effect generally from time to time thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such continuation of such benefits for the applicable period herein set forth being hereinafter referred to as "Welfare Benefit Continuation"); provided that if such continued coverage is not permitted by the applicable plans or by applicable law, the Company shall provide the Executive and/or Executive's family with comparable benefits of equal value; and provided further that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfar benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Exeuctive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Effective Period and to have retired on the last day of such period; and

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4    All other terms, conditions and provisions of the Agreement shall remain in full force and effect.

     This Amendment shall become effective as of the date and year set forth above as the execution date.

AMCORE FINANCIAL, INC.                        DAVID W. MILES

By: __________________________                _________________________
Its: _________________________


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                                AMENDED EXHIBIT A

     The number of months to be used under this Agreement shall be thirty-six
(36) months Notwithstanding Miles years of ervice, age and annual base pay.